EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended April 17, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (May 2010 – April 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-2.1%	-0.5%	2.4%	16.5%	0.0%	-1.8%	2.3%	-1.8%	9.7%	-28.6%	-0.1	-0.3
B**	-2.1%	-0.5%	2.2%	15.9%	-0.6%	-2.4%	1.6%	-2.4%	9.7%	-29.9%	-0.2	-0.3
Legacy 1***	-2.0%	-0.5%	2.9%	18.4%	2.0%	0.2%	N/A	0.2%	9.5%	-23.7%	0.1	0.0
Legacy 2***	-2.0%	-0.5%	2.9%	18.3%	1.8%	-0.1%	N/A	-0.1%	9.5%	-24.4%	0.0	0.0
Global 1***	-2.0%	-0.4%	3.1%	19.3%	2.6%	0.1%	N/A	0.1%	9.1%	-21.9%	0.1	0.0
Global 2***	-2.0%	-0.5%	3.0%	19.1%	2.4%	-0.1%	N/A	-0.1%	9.1%	-22.4%	0.0	0.0
Global 3***	-2.0%	-0.5%	2.6%	17.4%	0.8%	-1.8%	N/A	-1.8%	9.1%	-26.2%	-0.2	-0.3

S&P 500 Total Return Index****	-1.0%	0.7%	1.7%	12.7%	16.6%	14.3%	8.3%	14.3%	13.0%	-16.3%	1.1	1.8
Barclays Capital U.S. Long Gov Index****	1.4%	0.9%	4.8%	19.7%	6.4%	10.1%	7.6%	10.1%	11.8%	-15.5%	0.9	1.6
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	19%					19%
Energy	6%	Short	Crude Oil	2.2%	Short	6%	Short	Crude Oil	2.2%	Short
			Heating Oil	1.2%	Long			Heating Oil	1.2%	Long
Grains/Foods	8%	Short	Sugar	1.6%	Short	8%	Short	Sugar	1.6%	Short
			Live Cattle	0.9%	Long			Live Cattle	0.9%	Long
Metals	5%	Short	Gold	1.2%	Short	5%	Short	Gold	2.0%	Short
			Silver	0.7%	Short			Silver	0.7%	Short
FINANCIALS	81%					81%
Currencies	22%	Long $	Euro	6.0%	Short	22%	Long $	Euro	6.0%	Short
			Canadian Dollar	2.4%	Short			Canadian Dollar	2.4%	Short
Equities	33%	Long	S&P 500	4.5%	Long	33%	Long	S&P 500	4.5%	Long
			Dax Index	3.8%	Long			Dax Index	3.8%	Long
Fixed Income	26%	Long	Bunds	3.3%	Long	26%	Long	Bunds	3.3%	Long
			U.S. Treasury Bonds	2.8%	Long			U.S. Treasury Bonds	2.8%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil prices increased and reached a new high for 2015 following reports of a smaller-than-expected increase in U.S. inventories.  Forecasts for stronger energy demand also supported prices.  Natural gas markets finished nearly 5% higher as investors attempted to take advantage of recent price declines.

Grains/Foods
Wheat markets fell to a multi-week low as rain in the Midwest favored crop production.  Soybean markets rallied because of strong demand from processors.  Cocoa prices also moved higher, propelled by forecasts for stronger global demand.

Metals
Copper markets moved sharply higher on speculation the Chinese government will need to introduce further stimulus measures to avert weak economic growth.  Tin prices fell over 11% because of strong supplies from Southeast Asia and weak global demand.  Precious metals markets experienced modest declines in anticipation the Federal Reserve may still raise interest rates in 2015.

Currencies
The U.S. dollar weakened against counterparts due to disappointing economic data in the U.S., including weaker-than-expected retails sales, manufacturing, and employment data.  Conversely, the euro strengthened after the President of the European Central Bank described an improved outlook for the Eurozone.  The Canadian dollar rose sharply after the Bank of Canada decided to keep interest rates unchanged and because of strength in the crude oil markets.

Equities
Global stock markets fell sharply after the Chinese government announced new trading regulations designed to limit the use of margin.  Weak economic data in the U.S. and renewed concerns regarding a Greek debt default also drove equity prices lower.

Fixed Income
Global fixed-income prices increased because of a flight-to-quality which was fostered by weakness in the equity markets and concerns surrounding Greece.  Debt markets were also supported by uncertainty surrounding U.S. monetary policy.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.